Exhibit 10.2

Second Amendment
to
Advisory Agreement

This SECOND AMENDMENT TO ADVISORY AGREEMENT, effective as of June 10, 2018 (the “Amendment”), is entered into among LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC., a Maryland corporation (the “Company”), LIGHTSTONE VALUE PLUS REIT V OP LP, a Texas limited partnership (the “Operating Partnership”) and LSG DEVELOPMENT LLC, a Delaware limited liability company (the “Advisor”).

BACKGROUND

A.	The Company, the Operating Partnership, and the Advisor are parties to an advisory agreement dated February 10, 2017 with a one-year term ending February 10, 2018 (the “Advisory Agreement”).

B.	The Company, the Operating Partnership, and the Advisor subsequently entered into a Renewal Agreement dated February 10, 2018 to renew the term of the Advisory Agreement for an additional four-month term ending on June 10, 2018.

C.	The Company, the Operating Partnership, and the Advisor subsequently entered into a First Amendment to the Advisory Agreement dated June 10, 2018 to modify the cap on Administrative Services Reimbursement and to renew the term of the Advisory Agreement for an additional one-year term ending on June 10, 2019 (the “First Amendment”). The Advisory Agreement as amended by the First Amendment shall be collectively referred to as the “Agreement.”

D.	The Company and the Operating Partnership desire to continue to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities set forth in the Agreement, on behalf of, and subject to the supervision of, the Board and its Conflicts Committee, all as provided in the Agreement.

E.	The Advisor is willing to continue to undertake to render advisory services to the Company and the Operating Partnership, subject to the supervision of the Board and its Conflicts Committee, on the terms and conditions set forth in the Agreement, with an adjustment for the Administrative Services Reimbursement set forth in Section 3 below and for an one-year term as set forth in the Amendment.

In consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties to this Amendment, intending to be legally bound hereby, do hereby agree as follows:

1.          Defined Terms. Any term used herein that is not otherwise defined in this Amendment shall have the meaning ascribed to such term as provided in the Agreement.

2.          Amendment to Section 3.01(e); Administrative Services Reimbursement. Effective as of June 10, 2018, Section 3.01(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

(e)       For the period beginning June 10, 2019 through June 10, 2020, the Company shall pay the Advisor an Administrative Services Reimbursement in the amount equal to the lesser of (i) $1,312,000 annually and (ii) the costs of providing the Administrative Services. The costs of providing the Administrative Services include, without limitation, the Fully Burdened Compensation, Hard Costs and Business Operations Infrastructure Costs attributable to Advisor Personnel (other than AFD Personnel and Advisor Personnel providing services for which the Advisor or any Affiliate of the Advisor is paid a separate fee) performing services for the Company pursuant to this Agreement. The Administrative Services Reimbursement is payable in quarterly installments within 45 days of the end of each calendar quarter. Notwithstanding anything to the contrary, no additional fees or expense reimbursement shall be payable to the Advisor in connection with the provision of the Administrative Services (whether or not paid to a third party) without the prior consent of the Board.

3.           Amendment to Section 4.01; Term; Renewal. The Company and the Advisor desire to renew the Agreement for a one-year term commencing on June 10, 2018. Therefore, Section 4.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.01       Term; Renewal. Subject to Section 4.02 below, this Agreement shall continue in force until June 10, 2020. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.           Ratification; Effect on Advisory Agreement. The Agreement shall remain in full force and effect and is hereby confirmed in all respects. On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “herein,” “hereof,” or words of similar import will mean and be a reference to the Agreement as amended hereby.

5.           Modification. The Agreement, as amended by the this Amendment, shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

6.           Choice of Law; Venue. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, and any action brought to enforce the agreements made hereunder or any action which arises out of the relationship created hereunder shall be brought exclusively in any of the federal or state courts located in the Borough of Manhattan in New York City.

7.           Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

By:	/s/ Andreas K. Bremer
Andreas K. Bremer, Chairman of the Special Committee of the Board of Directors

LIGHTSTONE VALUE PLUS REIT V OP LP
By: BHO II, Inc., its General Partner

By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds Senior Vice President

LSG DEVELOPMENT LLC

By:	/s/ Joseph E. Teichman
Joseph E. Teichman Authorized Signatory

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